Exhibit 10.18

DEED OF INDEMNITY

THIS DEED is dated the      day of          2015.

BETWEEN:

1.	SUMMIT THERAPEUTICS PLC, a company incorporated under the laws of England and Wales with company number 05197494 and having its registered office at 85B Park Drive, Milton Park, Abingdon, Oxfordshire, England, OX14 4RY (the “Company”); and

2.	[Name of Director/Officer], [address] (the “Indemnitee”).

BACKGROUND:

A.	The Company has requested the Indemnitee to act as a [director/officer] of the Company or its subsidiaries, present and future (together, the “Group”). The Indemnitee has agreed to act as a [director/officer] of the Company and/or other members of the Group.

B.	The Company intends to list on the NASDAQ Global Market whereon the directors of the Company (the “Directors”) [and the officers] shall become subject to higher thresholds of liability under applicable securities laws (the “Increased Liabilities”). The uncertainties relating to such Increased Liabilities are likely to increase the difficulty of attracting and retaining qualified individuals to act as [directors/officers] of the Company. The board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be protection in respect of such Increased Liabilities.

C.	The Articles of Association (“Articles”) of the Company contemplate the indemnification of Directors [and officers] and, accordingly, the Board has determined that in order to attract and retain qualified individuals, the Company will provide adequate protection through insurance and indemnification against inordinate risks of claims and actions against the Directors [and officers] arising out of their service to and activities on behalf of the Group to the fullest extent permitted by applicable law.

D.	It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company and its subsidiaries free from undue concern that they will not be so indemnified.

E.	This Deed is a supplemental to and in furtherance of the Articles of the Company and any resolutions adopted pursuant thereto.

F.	The Indemnitee does not regard the protection available under the Articles and insurance as adequate in the present circumstances, and may not be willing to serve as a [director/officer] without adequate protection, and the Company desires Indemnitee to serve in such capacity subject as permitted by applicable law. The Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

G.	In consideration of the Indemnitee’s agreement to serve as a [director/officer] and the following provisions, and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties hereto agree as follows:

AGREED TERMS:

1.	Indemnity

(a)	Subject to Clause 3 below, the Company hereby indemnifies and saves harmless the Indemnitee against all Liabilities (as defined below) to the fullest extent permitted by applicable law save and except in respect of:

(i)	a fine imposed on the Indemnitee in criminal proceedings and any liability incurred by the Indemnitee in defending the criminal proceedings where the Indemnitee is found guilty;

(ii)	a sum payable by the Indemnitee to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(iii)	any Liability incurred by the Indemnitee in defending civil proceedings brought by the Company, or an associated company of the Company, in which judgement is given against the Indemnitee;

(iv)	any Liability incurred by the Indemnitee in connection with an application for relief by the Indemnitee as referred to in subsection 234(3)(b)(iii) of the Companies Act 2006 in which the court refuses to grant the Indemnitee relief; or

(v)	any Liability incurred by the Indemnitee in connection with any Proceeding disposed of with a finding or admission of any material breach of duty or wilful misconduct or wilful default on the Indemnitee’s part, including a breach of the duty to act honestly and in good faith with a view to the best interests of the Company (or any member of the Group, as applicable).

(b)	“associated company” bodies corporate and companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate or company as such terms are defined within the Companies Act 2006.

(c)	“Liabilities” means all costs, charges, losses, expenses and liabilities incurred by the Indemnitee in the execution or discharge of the Indemnitee’s duties or the exercise of the Indemnitee’s powers or otherwise in relation to the office of the Indemnitee as a [director/officer] of the Company or any member of the Group, whether or not they arise from a Proceeding (as defined below), including, without limitation:

(i)	an amount paid to settle an action or satisfy a judgment in respect of any Proceeding;

(ii)	all legal and other professional fees and disbursements incurred in connection with any Proceeding;

(iii)	all reasonable out-of-pocket expenses incurred by the Indemnitee to prepare for any Proceeding, including out-of-pocket expenses for attending discoveries, trials, hearings, and meetings; and

(iv)	the full amount of any income taxes that the Indemnitee is required to pay as a consequence of receiving any payment made by the Company pursuant to this Deed, unless, in computing the Indemnitee’s income for income tax purposes the Indemnitee is entitled to deduct the amounts paid by the Indemnitee on account of Liabilities for which the Indemnitee has been indemnified by the Company under this Deed.

(d)	“Proceeding” means any civil, criminal, administrative, investigative or other proceeding which (i) the Indemnitee is involved in or made a party to (or threatened to be involved in or made a party to), and (ii) arises by reason of the fact that the Indemnitee is or was a [director/officer] of the Company or any member of the Group or by reason of any action alleged to have been taken or omitted in such capacity.

(e)	This Deed shall have effect notwithstanding any remuneration that the Indemnitee may have received or may receive as [director/officer] of the Company or any member of the Group.

(f)	This Deed shall survive the resignation, removal or other termination of the Indemnitee’s appointment as [director/officer] (in relation to the period the Indemnitee held that office) and shall continue to apply if the Indemnitee is subsequently elected or appointed to a different position with the Company or the Group, whether in substitution or in addition to any other positions held by the Indemnitee.

(g)	This Deed does not obligate the Indemnitee to act as [director/officer] of the Company or of any member of the Group, and the Indemnitee may resign, at the Indemnitee’s sole discretion, at any time.

(h)	Nothing in this Deed will entitle the Indemnitee to indemnification in respect of any Proceeding initiated by the Indemnitee: (a) against the Company, unless it is successfully brought to establish or enforce any right under this Deed; (b) against any current or former director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding; or (c) against any other body corporate, partnership, trust, joint venture, unincorporated entity or person, unless it is a counterclaim or third party claim in a Proceeding subject to provisions hereof.

2.	Expense Advances

(a)	Subject to Clause 3 and subsection 2(c) below, the Company shall make advances (“Eligible Expense Advances”) to the Indemnitee of all expenditures incurred or to be incurred by the Indemnitee:

(i)	in defending against any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company (as defined in the Companies Act 2006),

(ii)	in connection with an application for relief by the Indemnitee as referred to in subsection 205(5) of the Companies Act 2006,

(iii)	in defending against an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the Indemnitee in relation to the Company or an associated company (as defined in the Companies Act 2006)

(together, the “Eligible Proceedings”).

(b)	Notwithstanding subsection 2(a) above, but subject to Clause 3, the Company may make advances to the Indemnitee of all expenditures incurred or to be incurred by the Indemnitee in connection with any Proceedings that are not Eligible Proceedings if such advances are approved by a resolution of the members of the Company and any advances so approved shall, for the purposes of this Deed, be deemed to be Eligible Expense Advances (and such Proceeding shall be deemed to be an Eligible Proceeding for the purposes of this Deed).

(c)	Any Eligible Expense Advance shall be subject to the following terms:

(i)	the Eligible Expense Advances are to be repaid, or (as the case may be) any liability of the Company incurred under any transaction connected with the thing done is to be discharged, in the event of:

(A)	the Indemnitee being convicted in the Eligible Proceedings,

(B)	judgment being given against the Indemnitee in the Eligible Proceedings, or

(C)	the court refusing to grant the Indemnitee relief on application; and

(ii)	that the Eligible Expense Advance is to be so repaid or discharged not later than:

(A)	the date when the conviction for the Eligible Proceedings becomes final,

(B)	the date when the judgment becomes final, or

(C)	the date when the refusal of relief becomes final.

A conviction, judgment or refusal of relief in respect of an Eligible Proceeding becomes “final” if not appealed against, at the end of the period for bringing an appeal or, if appealed against, when the appeal (or any further appeal) is disposed of. An appeal is “disposed” of if it is determined and the period for bringing any further appeal has ended, or if it is abandoned or otherwise ceases to have effect.

(d)	In connection with a request for any Eligible Expense Advances, the Indemnitee shall provide the Company with (a) a written confirmation of the Indemnitee’s good faith belief that the Indemnitee has discharged his or her duties to the Company (or the Group, as applicable) in law including that the Indemnitee has acted honestly and in good faith with a view to the best interests of the Company (or the Group, as applicable) (the “Applicable Standard of Conduct”) and (b) a written undertaking to repay all Eligible Expense Advances in accordance with subsection 2(c).

(e)	If the Indemnitee wishes to make any claim for payment of an amount (an “Indemnified Amount”) which the Company is obliged to pay or advance pursuant to this Deed, the Indemnitee shall deliver a written notice of such claim for payment to the Company, together with reasonable details and supporting documentation with respect to such claim (such written notice referred to herein as an “Indemnification Notice”). The Company shall promptly pay all Indemnified Amounts to the Indemnitee (or as the Indemnitee may direct). The Indemnitee shall repay to the Company, upon demand, all Indemnified Amounts, without interest, if and to the extent that it is determined by a court of competent jurisdiction that the Indemnitee’s conduct did not comply with the Applicable Standard of Conduct or the Indemnitee is otherwise not entitled to indemnification.

(f)	If the Indemnitee becomes aware of any Proceeding, the Liability in respect of which should be indemnified by the Company pursuant to this Deed (an “Indemnified Claim”) or reasonably expects that an Indemnified Claim will be made, the Indemnitee will promptly give the Company notice in writing of such Indemnified Claim or potential Indemnified Claim. If the Company becomes aware of any Indemnified Claim or reasonably expects that an Indemnified Claim will be made, the Company will give the Indemnitee notice in writing promptly of such Indemnified Claim or potential Indemnified Claim.

(g)

The Company shall be entitled, at its expense and in a timely manner, to contest and defend against any Indemnified Claim and take all such steps as may be necessary or proper therein to prevent the resolution thereof in a manner adverse to the Indemnitee, including the taking of such appeals as counsel to the Company may advise are likely to succeed in the circumstances. If the Company elects to assume control of the defence, the Indemnitee shall have the right to participate in the negotiation, settlement or defence of the Proceeding and to retain counsel to act on the Indemnitee’s behalf, provided that the fees and disbursements of that counsel shall be paid by the Indemnitee, except as otherwise provided in section 2(h)

below. If the Company elects to defend against the Indemnified Claim, the Company will keep the Indemnitee fully informed on a timely basis of all steps and developments relating thereto. The Company shall not agree to any settlement on the Indemnitee’s behalf without the Indemnitee’s written consent (which consent shall not be unreasonably withheld or delayed).

(h)	Notwithstanding anything in this Deed, the Indemnitee will be entitled to assume carriage of the Indemnitee’s own defence relating to any Indemnified Claim (and for greater certainty, the full amount of the costs the Indemnitee incurs in connection with such defence shall be a Liability) if:

(i)	the Company does not in a timely manner (A) undertake appropriate action in response to a written notice delivered pursuant to the provisions of section 2(f); or (B) take such legal steps as may be from time to time required to properly defend against any such Indemnified Claim; or

(ii)	in the reasonable opinion of the Indemnitee’s counsel (which opinion shall be in writing and a copy thereof provided to the Company) the Indemnitee’s interests in respect of the relevant matter conflict with the interests of the Company in respect of such matter.

(i)	If the Indemnitee refuses after being requested by the Company, acting reasonably, to give consent to the terms of a proposed settlement which is otherwise acceptable to the Company, the Company may require the Indemnitee to negotiate or defend the Indemnified Claim independently of the Company. In that case, any amount recovered by the claimant in excess of the amount for which settlement could have been made by the Company shall not be recoverable under this Deed, and the Company will only be responsible for costs, charges and expenses up to the time at which settlement could have been made. The Company shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). The Indemnitee shall have the right to negotiate a settlement in respect of any Proceeding, provided that unless the Company has approved the settlement, the Indemnitee shall pay any compensation or other payment to be made under the settlement and the costs of negotiating and implementing the settlement, and shall not seek indemnity from the Company in respect of such compensation, payment or costs.

3.	Companies Act 2006 and Articles of Association

(a)	The obligations of the Company hereunder are subject in all respects to the provisions of the Companies Act 2006 and the Company’s Articles of Association in force from time to time.

(b)	In particular, and notwithstanding any provision hereof to the contrary, this Deed does not extend to any matter if and to the extent that it would cause this Deed or any part of it to be void under the Companies Act 2006 (including any rules or regulation in the subordinate legislation made thereunder).

(c)	If and to the extent that the performance by the Company of its obligations hereunder would be unlawful in the absence of the approval of the Company’s members, then the Company will use its reasonable endeavours to obtain such approval and such obligation shall be deemed to be subject to such approval being first obtained.

4.	General

(a)	Each of the parties shall execute all further documents and do all further things that are necessary to carry out the terms and intent of this Deed.

(b)	No waiver of any of the provisions of this Deed will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party’s failure or delay in exercising any right under this Deed will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right it may have.

(c)	If any provision of this Deed is determined to be illegal, invalid or unenforceable by any court of competent jurisdiction from which no appeal exists or is taken, or would render invalid or unenforceable any policy of insurance purchased by the Company on behalf of or for the benefit of either the Indemnitee or the Company, that provision will (so far as illegal, invalid or unenforceable) be severed from this Deed and the remainder of this Deed shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

(d)	This Deed shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(e)	This Deed may be signed in as many counterparts as may be necessary, and may be signed by facsimile or other means of electronic communication producing a printed copy, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date first written above.

(f)	This Deed shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF the parties have executed this Deed on the date first written above.

SIGNED as a DEED by SUMMIT THERAPEUTICS PLC acting by a director in the presence of a witness:

DIRECTOR

Signature:

Name
(in block capitals)

In the presence of:

Witness Signature:

Witness Name:
(in block capitals)

Witness Address:

SIGNED as a DEED by [Name of Director/Officer]

Signature:

In the presence of:

Witness Signature:

Witness Name:
(in block capitals)

Witness Address: